ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (“Agreement”), dated July 26, 2008, between Z YACHTS, INC., a Nevada corporation having an address at 638 Main St, Lake Geneva, WI 53147  (the “Company” or the “Seller”) and SPEEDY X CHANGE, INC., a WISCONSIN  CORPORATION having an address at N570 Snake Rd, Lake Geneva WI  53147 (the “Buyer”).

BACKGROUND

The Seller is a broker for the sale of new and previously-owned recreational vessels (the “Business”). The Seller desires to sell to Buyer and Buyer desires to purchase from Seller, on terms and subject to the conditions hereinafter set forth, certain assets of Seller comprising of furniture, tradeshow booth and website, and escrow deposits and other rights of the Seller that relate to the Business, all as more fully and specifically hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the parties hereto hereby agree as follows:

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Purchased Assets.   Seller hereby sells, assigns, transfers, conveys and delivers to Buyer ON AN “AS IS” “WHERE IS” BASIS, and Buyer hereby accepts and purchases, all of Seller’s right, title and interest in and to the assets more particularly described on Schedule A attached hereto and incorporated herein by this reference (the “Purchased Assets”).  No assets of the Company other than the Purchased Assets shall be conveyed to Buyer in connection with this Agreement or otherwise.

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Escrow Deposits.  Seller hereby sells, assigns, transfers, conveys and delivers to Buyer and Buyer hereby accepts all of Seller’s right, title and interest in and to the Escrow Deposits described on Schedule B attached hereto and incorporated herein by this reference (the “Escrow Deposits”).  No other rights of the Company other than the Escrow Deposits shall be conveyed to Buyer in connection with this Agreement or otherwise.

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Assumption of Liabilities.   Other than liabilities owed to Pinnacle Roofing in the amount of $1,730.60 and Sandi Martini in the amount of $1,850 that Buyer is specifically assuming (“Assumed Liabilities”), the Purchased Assets are sold free and clear of any liens, encumbrances or charges and Buyer assumes no other liabilities of the Company in connection with the acquisition of the Purchased Assets.

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Purchase Price.   The total purchase price for this transaction is $6,926.60. On the Closing Date, Buyer shall pay to Seller $3,346 in cash by delivering to the Seller a release in form acceptable to the Seller of $3,346 owed to Jason Eck, the sole shareholder of Buyer, by the Seller (such amount being referred to herein as the “Company Loan”), and Buyer shall assume the Assumed Liabilities.

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Closing.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents by the parties by fax or courier, as appropriate, concurrent with certain events by and among the Company and Anthony Welch or such other date as the parties may mutually determine (the “Closing Date”). At the Closing, the parties shall deliver to each other (i) a bill of sale relating to the Purchased Assets, (ii) a release in form satisfactory to the Seller evidencing the release of the Company Loan, and (iii) such other certificates and documents as a party may reasonably request.

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Further Assurances.   Seller hereby covenants that it will, whenever and as often as required so to do by Buyer and at Buyer’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Buyer may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to Buyer of all the right, title and interest of Seller in and to the Purchased Assets hereby sold, conveyed or assigned, or intended so to be.

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Seller Makes no Representations or Warranties. The Seller’s interest in the Purchased Assets is being acquired by the Buyer on an AS IS WHERE IS basis and the Seller makes no representations as to the Purchased Assets or any other matter.

IN WITNESS WHEREOF, the parties have duly executed this Asset Sale Agreement as of the date first above written.

BUYER:

SPEEDY X CHANGE, INC.

By:  /s/ Jason Eck

Name: Jason Eck

Title: CEO

SELLER:

Z YACHTS, INC.

By:  /s/ James G. Weller

Name: James G. Weller

Title: President

SCHEDULE A

PURCHASER ASSETS

	Asset Description	Asset Value as of 7/26/08
1	Furniture	$ 1,830.00
2	Recording Equipment	271.00
3	Dell Computer	-
4	Tradeshow Booth	1,245.00
5	Website	-

	Total Purchase Price	$ 3,346.00

SCHEDULE B

ESCROW DEPOSITS

Broker	Boat	Amount	Deposit Date
John Stafford	1981 Sha King	$ 2,500.00	7/21/08
Peter Stecher	1992 Sea Ray	$ 41,650.00	7/22/08
Julie Yoder	1988 Sea Ray	$ 3,600.00	7/23/08